Exhibit 99.1

         The Middleby Corporation Reports Record First Quarter Results

     ELGIN, Ill.--(BUSINESS WIRE)--April 27, 2004--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of restaurant and foodservice cooking equipment, today reported record results for the first quarter ended April 3, 2004. Net earnings were $5,591,000 or $0.56 per share on net sales of $60,732,000 for the first quarter of 2004 as compared to the prior year first quarter net earnings of $2,609,000 or $0.28 per share on net sales of $54,767,000.

     Financial Highlights

     -- Net sales up 10.9% in the first quarter, reflecting favorable impact of new product introductions and general improvement in industry conditions

     -- Gross margin rate of 38.2% for the quarter as compared to 34.8% in the prior year first quarter and 36.5% for the 2003 full year

     -- Operating income margins of 16.6% for the first quarter improved from 11.7% in the prior year first quarter and 14.9% for the 2003 full year

     -- Total debt reduced to $53,650,000 for the quarter ended April 3, 2004 from $56,500,000 at the end of 2003

     "We are pleased with the strong start for 2004," said President and Chief Executive Officer Selim A. Bassoul. "Sales growth accelerated in the first quarter building upon the momentum from 2003. The sales in the first quarter reflect the impact of new product introductions and the continued expansion of business in international markets. Industry conditions also have improved which has benefited the overall growth rate and resulted in a very strong first quarter." Mr. Bassoul continued, "Late in the first quarter we introduced a full line of steam equipment under the Blodgett(R) brand. Steam cooking equipment is a new segment of the market for Middleby and a growing part of the industry. We are excited about the long term prospects for this new product line, as well as the pipeline of other patented and innovative products that we have in development focused on speed of cooking and energy savings."
     William F. Whitman, Jr., Chairman of the Board, added, "We are pleased with the margin improvements reported in the first quarter. This improvement not only reflects the leverage benefits of the increase in sales volumes, but also continued improvements in manufacturing efficiencies." Mr. Whitman continued, "We were also able to reduce debt during the quarter, while at the same time fund our working capital needs, which typically peak in the second quarter driven by seasonal factors."

     Conference Call

     A conference call will be held at 10:30 Eastern time on Wednesday, April 28 and can be accessed by dialing 1(800) 374-0538 and providing password 7110600. Members of the financial community who participate in the question and answer session will receive a separate call-in number. A webcast of the conference call can be accessed through investor services at www.middleby.com. A digital replay of the call will be available approximately one half hour after its completion and can be accessed by calling 1(800) 642-1687 and providing password 7110600. A transcript of the call will also be posted on the company website.

     Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical fact are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings.

     The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used for cooking and food preparation in commercial and institutional kitchens and restaurants throughout the world. The company's leading equipment brands include Blodgett(R), Blodgett Combi(R), Blodgett
Range(R), CTX(R), MagiKitch'n(R), Middleby Marshall(R), Pitco Frialator(R), Southbend(R), and Toastmaster(R). Middleby's international subsidiary, Middleby Worldwide, is a leading exporter and distributor of foodservice equipment in the global marketplace. Middleby's international manufacturing subsidiary, Middleby Philippines Corporation, is a leading supplier of specialty equipment in the Asian markets.


                       THE MIDDLEBY CORPORATION
                  CONSOLIDATED STATEMENTS OF EARNINGS
           (Amounts in 000's, Except Per Share Information)
                              (Unaudited)

                                              Three Months Ended

                                         Apr. 3, 2004   Mar. 29, 2003
                                       -------------------------------
Net sales                                      $60,732        $54,767
Cost of sales                                   37,556         35,715
                                       -------------------------------

    Gross profit                                23,176         19,052

Selling & distribution expense                   7,376          7,162
General & administrative expense                 5,696          5,483
                                       -------------------------------

    Income from operations                      10,104          6,407

Interest expense and deferred
    financing amortization, net                    897          1,714
Loss (gain) on acquisition financing
    derivatives                                     (2)           (69)
Other expense (income), net                        194            135
                                       -------------------------------

    Earnings before income taxes                 9,015          4,627

Provision for income taxes                       3,424          2,018
                                       -------------------------------

    Net earnings                                $5,591         $2,609
                                       ===============================


Net earnings per share:

    Basic                                        $0.61          $0.29
                                       ===============================

    Diluted                                      $0.56          $0.28
                                       ===============================

Weighted average number shares:

    Basic                                        9,219          9,028
                                       ===============================

    Diluted                                      9,968          9,304
                                       ===============================


                       THE MIDDLEBY CORPORATION
                 CONSOLIDATED CONDENSED BALANCE SHEETS
                          (Amounts in 000's)
                              (Unaudited)

                                          Apr. 3, 2004    Jan. 3, 2004
                                          ------------    ------------
 ASSETS
Cash and cash equivalents                      $3,073          $3,652
Accounts receivable, net                       25,446          23,318
Inventories, net                               28,904          25,382
Deferred tax assets                            12,907          12,839
Other current assets                            1,220           1,776
                                        --------------   -------------
    Total current assets                       71,550          66,967

Property, plant and equipment, net             24,132          24,921

Goodwill                                       74,761          74,761
Other intangibles                              26,300          26,300
Other assets                                    1,430           1,671
                                        --------------   -------------

    Total assets                             $198,173        $194,620
                                        ==============   =============


LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt          $15,975         $14,500
Accounts payable                               15,455          11,901
Accrued expenses                               34,899          37,076
                                        --------------   -------------
    Total current liabilities                  66,329          63,477

Long-term debt                                 37,675          42,000
Long-term deferred tax liability                8,264           8,264
Other non-current liabilities                  18,042          18,789

Shareholders' equity                           67,863          62,090
                                        --------------   -------------

    Total liabilities and shareholders'
        equity                               $198,173        $194,620
                                        ==============   =============


    CONTACT: The Middleby Corporation
             Darcy Bretz (Investor and PR), 847-429-7756 or
             David Baker, 847-429-7915
             or
             Timothy FitzGerald, 847-429-7744
             www.middleby.com